As filed with the Securities and Exchange Commission on July 24, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Direxion Shares ETF Trust

(Exact name of registrant as specified in its charter)

Delaware	See List Below
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

535 Madison Avenue, 37th Floor

New York, New York 10022

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Shares of Beneficial Interest	Cboe BZX Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates:

333-150525

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of the Direxion GOOGL Defined Income Boost ETF, Direxion META Defined Income Boost ETF, Direxion MU Defined Income Boost ETF, Direxion NVDA Defined Income Boost ETF, Direxion PLTR Defined Income Boost ETF, and the Direxion TSLA Defined Income Boost ETF, each a series of the Direxion Shares ETF Trust (the “Trust”), registered hereunder are as set forth for the Funds in Post-Effective Amendment No. 487 under the Securities Act of 1933, as amended, and Amendment No. 489 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-150525; 811-22201), which descriptions are incorporated herein by reference, as filed with the Securities and Exchange Commission on July 21, 2026.

The Trust currently consists of 243 separate series. The Funds’ I.R.S. Employer Identification Numbers are as follows:

Title of Class of Securities to be Registered	IRS Employer ID Numbers
Direxion GOOGL Defined Income Boost ETF	42-2437260
Direxion META Defined Income Boost ETF	42-2495876
Direxion MU Defined Income Boost ETF	42-2570448
Direxion NVDA Defined Income Boost ETF	42-2605583
Direxion PLTR Defined Income Boost ETF	42-2636415
Direxion TSLA Defined Income Boost ETF	42-2694914

Item 2. Exhibits.

1.

The Trust’s Certificate of Trust is included as Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on April 30, 2008 (Accession Number: 0000898432-08-000403).

2.

The Trust’s Trust Instrument is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

3.

The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 239 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on February 26, 2019 (Accession Number: 0001193125-19-052231).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Direxion Shares ETF Trust

July 24, 2026

/s/ Patrick Rudnick
Patrick Rudnick Principal Executive Officer